      As filed with the Securities and Exchange Commission on June 15, 2007

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  BENIHANA INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                            65-0538630
(State or other jurisdiction                                 (I.R.S. employer
of incorporation or organization)                            identification no.)

8685 NORTHWEST 53RD TERRACE
MIAMI, FLORIDA                                               33166
(Address of principal executive offices)                     (Zip Code)

                        2003 DIRECTORS' STOCK OPTION PLAN

                    2000 EMPLOYEES CLASS A STOCK OPTION PLAN

                AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN

                    1997 EMPLOYEES CLASS A STOCK OPTION PLAN

                  STOCK OPTION AGREEMENT DATED FEBRUARY 9, 2001
                   BETWEEN THE REGISTRANT AND NORMAN S. BECKER
                            (Full title of the plans)

                                JOEL A. SCHWARTZ
                                  BENIHANA INC.
                           8685 NORTHWEST 53RD TERRACE
                              MIAMI, FLORIDA 33166
                     (Name and address of agent for service)

                                 (305) 593-0770
           Telephone number, including area code, of agent for service

                                    Copy to:

                              LANDEY STRONGIN, ESQ.
                   DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 759-3300


                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------

                                                   Proposed Maximum       Proposed
                                                   Proposed Maximum       Maximum
 Title of Securities to be       Amount to be       Offering Price        Aggregate           Amount of
         Registered               Registered          Per Share*       Offering Price*    Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share                  541,978 shares         $20.58**        $11,153,907.24**        $342.42
-------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share                  481,586 shares         $9.18***        $4,420,959.48***        $135.72
-------------------------------------------------------------------------------------------------------------
TOTAL
                               1,023,564 shares           ---          $15,574,866.72          $478.15
-------------------------------------------------------------------------------------------------------------


*        Estimated solely for purposes of calculating the registration fee.

** Relates to shares issuable upon exercise of options that may be granted under the following employee benefit plans of the Company for which the option price is not known: 2003 Directors' Stock Option Plan, 2000 Employees Class A Stock Option Plan, Amended and Restated Directors' Stock Option Plan and 1997 Employees Class A Stock Option Plan (collectively, the "Plans"). As to such shares, the aggregate offering price per share is based upon, in accordance with Rule 457(c) under the Securities Act of 1933, the average of the high and low sale price of the Common Stock of Benihana Inc. as reported on the NASDAQ National Market System on June 12, 2007 (as adjusted to take into account a stock dividend payable by the Company on June 15, 2007 (the "Stock Dividend")).

*** Relates to shares that are subject to non-plan option agreements as well as options granted under the Plans for which the option price is known. As to such shares, the aggregate offering price per share is, in accordance with Rule 457(h)(1) under the Securities Act of 1933, the weighted average of the option prices of such options granted (as adjusted to take into account the Stock Dividend). The maximum option price of such options is $18.81 and the minimum option price of such options is $4.42 (in each case, as adjusted to take into account the Stock Dividend).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission are incorporated herein by reference:

                  (a) The Annual Report of Benihana Inc. (the "Company") for the fiscal year ended April 1, 2007, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

                  (b)      All other reports of the Company filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended April 1, 2007.

                  (c) The Registration Statement on Form S-4 of the Company, Registration No. 33-88295, made effective March 23, 1995, as amended, registering the Common Stock, par value $0.10, of the Company (the "Common Stock") under Section 12 of the Securities Exchange Act of 1934, which contains a description of the Common Stock.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Darwin C. Dornbush, a partner in Dornbush Schaeffer Strongin & Venaglia, LLP, counsel to the Company, is a Secretary of the Company and owns, beneficially and of record, 10,500 shares of Common Stock, par value $.10 per share, of the Company and 1,975 shares of Class A Common Stock, par value $.10 per share, of the Company ("Class A Common Stock").

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Company may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful except, in the case of an action by or in the right of the Company to procure a judgment in its favor, as to any matter in which such person shall have been adjudged to be liable to the Company. The Company is required to indemnify its directors and officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceedings, or in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for breaches of such directors' fiduciary duties in certain circumstances. The foregoing, statement is qualified in its entirety by the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law.

         The Company's Certificate of Incorporation contains provisions with respect to the indemnification of directors and officers which provide for indemnification to the full extent provided by Delaware law as described above and which eliminate the liability of directors for breaches of their fiduciary duties to the Company in certain circumstances to the full extent permitted by the Delaware General Corporation Law.

         The Company carries a directors' and officers' liability insurance policy which provides for payment of expenses of the Company's directors and officers in connection with certain threatened, or completed, actions, suits and proceedings against them in their capacities as directors and officers, in accordance with the General Corporation Law of Delaware.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           EXHIBITS.

Exhibit
Number                                      Exhibit
------                                      -------

4.01 Relevant portion of the Company's Certificate of Incorporation defining the rights of the holders of the Company's Common Stock. Incorporated herein by reference to Exhibit 3.01 to the Registration Statement on Form S-4 of the Company, Registration No. 33-88295, made effective March 23, 1995 (the "Form S-4").

4.02 The Company's 2003 Directors' Stock Option Plan. Incorporated herein by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting of Stockholders held on August 21, 2003.

4.03 The Company's 2000 Employees' Class A Common Stock Option Plan. Incorporated herein by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting of Stockholders held on August 3, 2000.

4.04 The Company's Amended and Restated Directors' Stock Option Plan. Incorporated herein by reference to Exhibit B to the Company's Proxy Statement for its Annual Meeting of Stockholders held on August 27, 1998 (the "1998 Proxy Statement").

4.05 The Company's 1997 Class A Stock Option Plan. Incorporated herein by reference to Exhibit A to the 1998 Proxy Statement.

4.06 Stock Option Agreement dated February 9, 2001 between the Registrant and Norman S. Becker. Incorporated herein by reference to Exhibit 4.04 to the Company's Registration Statement on Form S-8, Registration No. 333-108395, filed with the Securities and Exchange Commission on August 28, 2003.

5.01              Opinion of Dornbush Schaeffer Strongin & Venaglia, LLP.

23.01 Consent of Dornbush Schaeffer Strongin & Venaglia, LLP (included in Exhibit 5.01).

23.02             Consent of Deloitte & Touche LLP.

24.01             Power of Attorney (included in signature page).

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Company hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the 15th day of June, 2007.


                                   BENIHANA INC.



                                   By: /s/ Joel A. Schwartz
                                       -----------------------------------------
                                       Joel A. Schwartz, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Schwartz and Darwin C. Dornbush, and each of them, him true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                 TITLE                          DATE
                   ---------                                 -----                          ----
PRINCIPAL EXECUTIVE OFFICER:



/s/ Joel A. Schwartz                             Chief Executive Officer and
----------------------------                     Director                              June 15, 2007
    Joel A. Schwartz


                                       7


PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:



/s/ Jose I. Ortega                               Chief Financial Officer,
----------------------------                     Vice President-Finance and Treasurer               June 15, 2007
    Jose I. Ortega


DIRECTORS:



/s/ Taka Yoshimoto                               Executive Vice
----------------------------                     President-Operations and Director                  June 15, 2007
    Taka Yoshimoto



/s/ Kevin Y. Aoki
----------------------------                     Director                                           June 15, 2007
    Kevin Y. Aoki




/s/ John E. Abdo
----------------------------                     Director                                           June 15, 2007
    John E. Abdo




/s/ Norman Becker
----------------------------                     Director                                           June 15, 2007
    Norman Becker




/s/ Lewis Jaffe
----------------------------                     Director                                           June 15, 2007
    Lewis Jaffe




/s/ J. Ronald Castell
----------------------------                     Director                                           June 15, 2007
    J. Ronald Castell


                                       8

/s/ Joseph J. West
----------------------------                     Director                                           June 15, 2007
    Joseph J. West




/s/ Robert B. Sturges
----------------------------                     Director                                           June 15, 2007
    Robert B. Sturges
















                                       9